Exhibit 10.1

AMENDMENT NUMBER 10 TO TERM LOAN AGREEMENT

among

HALL OF FAME RESORT & ENTERTAINMENT COMPANY AND THE OTHER
PERSONS SIGNATORY HERETO AS BORROWERS

as Borrowers

and

THE LENDER PARTY HERETO,

as Lender

and

CH CAPITAL LENDING, LLC,

as Administrative Agent and Lender

dated as of January 11, 2024

AMENDMENT NUMBER 10 TO TERM LOAN AGREEMENT

This AMENDMENT NUMBER 10 TO TERM LOAN AGREEMENT (this “Amendment”) dated as of January 11, 2024 (the “Effective Date”) is made by and among Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOF Resort & Entertainment”, HOF Village Newco, LLC, a Delaware limited liability company (“HOF Newco”), and HOF Village YOUTH FIELDS, LLC, a Delaware limited liability company (“HOF Youth Fields”; each of HOF Resort & Entertainment, Newco, and HOF Youth Fields is individually referred to herein as a “Borrower,” and they are collectively referred to herein as “Borrowers”), CH CAPITAL LENDING, LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, “Administrative Agent”), and CH CAPITAL LENDING, LLC, a Delaware limited liability company, (together with its successors and/or assigns in its capacity as a Lender under the Loan Agreement (as defined below), “Lender”).

PRELIMINARY STATEMENTS:

A. Borrowers, Administrative Agent, and Lender are parties to that certain Term Loan Agreement dated December 1, 2020, (a) as amended by Amendment Number 1 to Term Loan Agreement dated January 28, 2021, Amendment Number 2 to Term Loan Agreement dated February 15, 2021, Amendment Number 3 to Term Loan Agreement dated August 30, 2021, Amendment Number 4 to Term Loan Agreement dated August 30, 2021, and Amendment Number 5 to Term Loan Agreement dated December 15, 2021, (b) as assigned to Administrative Agent and Lender pursuant to that certain Assignment of Loan and Loan Documents, dated March 1, 2022, by and among Aquarian Credit Funding LLC, as the previous Administrative Agent, Investors Heritage Life Insurance Company, as the previous Lender, and CH Capital Lending, LLC, as the new Administrative Agent and the new Lender, (c) as affected by that certain Assumption and Joinder Agreement to Loan Agreement, dated as of March 1, 2022, executed and delivered by HOFV Youth Fields to Administrative Agent, and (d) as further amended by Amendment Number 6 to Term Loan Agreement dated March 1, 2022, Amendment Number 7 to Term Loan Agreement dated July 31, 2022, Amendment Number 8 to Term Loan Agreement dated November 7, 2022, as modified by that certain Modification Agreement effective as of October 6, 2023, and Amendment Number 9 to Term Loan Agreement dated December 8, 2023 (all of the foregoing, collectively, the “Existing Loan Agreement”). The Existing Loan Agreement, as amended by this Amendment, and as it may be further amended, restated, supplemented, waived, assigned, or otherwise modified from time to time is referred to herein as the “Loan Agreement”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B. The outstanding principal balance of the Loan, as of December 29, 2023, inclusive of interest through said date, is $14,268,942.40, which principal balance shall be reduced as a result of the Sandlot Transaction (as hereinafter defined) by an amount equal to the Sandlot Proceeds (as hereinafter defined) and subsequently increased by an amount equal to the Section 4 Advance (as hereinafter defined);

C. Administrative Agent, Borrowers, and Lender desire to amend the Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

1. Release of Youth Fields. Concurrently with this Amendment, the following documents are being executed in connection with the release of HOF Youth Fields and the collateral owned by HOF Youth Fields as a requirement for and condition to the consummation of the Sandlot Transaction (collectively, the “Releases”):

a.	Omnibus Release of Youth Fields Borrower from Certain Debt Instruments made by Lender, IRG, LLC, a Nevada limited liability company, JKP FINANCIAL, LLC, a Delaware limited liability company, and/or MIDWEST LENDER FUND, LLC, a Delaware limited liability company in favor of HOF Youth Fields, dated as of the Effective Date, releasing HOF Youth Fields from the Loan Agreement and Loan Documents.

b.	Partial Release of Mortgage by made Lender, dated as of the Effective Date, releasing the leasehold property owned by HOF Youth Fields from the Mortgage.

c.	Sixth Amendment and Spreader of Pledge and Security Agreement, dated as of the Effective Date, releasing the collateral owned by HOF Youth Fields from the Security Agreement.

2. Hotel Parcel Mortgage. In consideration for and concurrently with the granting of the Releases by Administrative Agent and Lender, and the advance of the new loan described in Section 4 below, Borrowers shall cause HOF Village Hotel WP, LLC (or such other entity as is currently in title to the Hotel Parcel) to record a Fourth Amendment to and Spreader of Mortgage (“Fourth Amendment”) on the Hotel Parcel in favor of Lender. The form of the Fourth Amendment is attached hereto as Exhibit A. Borrowers shall, within five business days after the Effective Date of this Amendment, seek the consent of ErieBank, the holder of the first mortgage on the parcel of real property commonly known as the Waterpark Hotel Parcel, being Stark County Auditor Tax Parcel Number 10014330 (the “Hotel Parcel”), to release its mortgage on the Hotel Parcel such that the Fourth Amendment shall constitute the first and best lien on the Hotel Parcel.

10th Amendment to Loan Agreement [removing Youth Fields] (former Aquarian)

3. Sandlot Proceeds. Borrowers are parties to that certain Asset Purchase and Sale Agreement with Sandlot HOFV Canton SC, LLC which is scheduled to close promptly following the Effective Date, along with that certain Membership Interest Purchase Agreement (the “MIPA”), by and among Sandlot Facilities, LLC, a Delaware limited liability company, Sandlot Youth Sports Holdings, LLC, a Delaware limited liability company, and HOF Resort & Entertainment and other ancillary agreements (collectively, the “Sandlot Transaction”). The Sandlot Transaction is an Asset Sale under the Loan Agreement and in accordance with Section 5.13 of the Loan Agreement, and pursuant to the Loan Agreement, the Required Prepayment Percentage for an Asset Sale is 100%. In consideration of and for the foregoing, the granting of the Releases and the making of the Section 4 Advance, Borrowers shall direct the purchasers in the Sandlot Transaction that all Net Cash Proceeds payable to any Borrower on closing day as the result of any Asset Sale (the “Sandlot Proceeds”) shall be deposited by directly into an account opened and maintained by, and in the name of, Administrative Agent/Lender (the “Sandlot Proceeds Account”) which shall be the owner of the Sandlot Proceeds Account. The amount of the Sandlot Proceeds, less costs and expenses including legal fees paid to counsel for Lender, shall be deemed a pay down of the Loan, the outstanding principal balance of which shall be ___________________Dollars ($_______) after the deposit into the Sandlot Proceeds Account and prior to the Section 4 Advance. Further, under the provisions of Section 9.05 of the MIPA, the Holdback Amount (as defined in the MIPA) of $1,500,000, less any disbursements made from the Holdback Amount as authorized under the terms of the MIPA, is to be paid to one or more Borrowers in installments at intervals beginning approximately six (6) months after the closing date of the Sandlot Transaction (the “Holdback Payments”). Borrowers shall direct the purchasers in the Sandlot Transaction and holders of the Holdback Amount to deposit directly into the Sandlot Proceeds Account any and all of the Holdback Payments as and when they become due. Borrowers hereby grant Administrative Agent a first priority security interest in all of Borrowers’ right, title and interest in the Holdback Payments, and the proceeds thereof, and authorize Administrative Agent to file financing statements evidencing such security interest with the appropriate filing officers. The Holdback Payments shall also be deemed a pay down of the Loan upon receipt.

4. Loan of Sandlot Proceeds. Promptly following the closing of the Sandlot Transaction, and provided that the Sandlot Proceeds (less costs and expenses including legal fees paid to counsel for Lender) were received by Lender in the Sandlot Proceeds Account, Lender agrees to loan to Borrowers Four Million Four Hundred Thousand and 00/100 Dollars ($4,400,000.00) (the “Section 4 Advance”) and such amount shall be added to the outstanding principal balance under the Loan such that the outstanding principal balance of the Loan after the Section 4 Advance is and will be ___________________Dollars ($_______). Lender shall give consideration to requests from Borrowers for additional advances from the Sandlot Proceeds Account, which advances shall be made by Lender in the exercise of its sole and absolute discretion. Any funds drawn from the Sandlot Proceeds Account shall be added to the outstanding principal balance under the Loan. In connection with any advance, Borrowers shall execute a Second Amendment to the Second Amended and Restated Note to reflect the increase in the principal amount (the “Second Amendment to Note”). The form of the Second Amendment to Note is attached hereto as Exhibit B.

5. Electronic Signatures. Transmission of a signature by facsimile or email or in .pdf format shall bind the signing party to the same degree as the delivery of a signed original or electronic signature. This Amendment may be executed by way of electronic signatures (including, but not limited to, by way of electronic signatures generated by “DocuSign,” “Adobe Sign” or similar programs or replacements thereto) and that neither this Amendment, nor any part or provision of this Amendment, shall be challenged or denied any legal effect, validity and/or enforceability solely on the grounds that it is in the form of an electronic record.

10th Amendment to Loan Agreement [removing Youth Fields] (former Aquarian)

6. No Other Changes; Ratification. Except as specifically amended hereby, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, provisions and conditions of the Loan Agreement and the Loan Documents are hereby ratified and confirmed in all respects.

7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to any conflicts of law principles that would direct the application of the laws of any jurisdiction.

10th Amendment to Loan Agreement [removing Youth Fields] (former Aquarian)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation
HOF VILLAGE NEWCO, LLC
HOF VILLAGE YOUTH FIELDS, LLC
each, a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

[Signatures Continue on Next Page]

[Signature Page to Amendment Number 10 to Term Loan Agreement]

Administrative Agent:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company, in its capacity as Administrative Agent

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

By:	/s/ John A. Mase
Name:	John A. Mase
Title:	Chief Executive Officer

Lender:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company, in its capacity as Lender

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

By:	/s/ John A. Mase
Name:	John A. Mase
Title:	Chief Executive Officer

[Signature Page to Amendment Number 10 to Term Loan Agreement]

Exhibit A

Fourth Amendment to and Spreader of Mortgage

[See Attached]

Exhibit B

Second Amendment to the Second Amended and Restated Note

[See Attached]